Exhibit 99.1

ekso bionics® Acquires gravity balancing arm technology FROM Equipois, LLC

Strategic investment adds key sales channels for Ekso Bionics’ industrial systems

RICHMOND, Calif., December 4, 2015 – Ekso Bionics Holdings, Inc. (OTCQB: EKSO), a leading global robotic exoskeleton company, announced today it acquired the gravity balancing arm technologies of Equipois, LLC, including the zeroG™ and X-Ar™ products. The all-stock transaction is a strategic acquisition for Ekso Bionics that is intended to expand the company’s exoskeleton capabilities in the industrial market.

The patented technology behind the Equipois products enables workers to maneuver tools and other objects as if weightless. Some of the world’s largest companies in aerospace, defense, automotive, heavy machinery, and other manufacturing industries are using this technology to enhance human performance and safety.

“Our ongoing field trials throughout this past year have clearly shown that now is the time to bring our exoskeleton technology to the industrial construction market. Companies are ready for exoskeletons, and their workers are eager to use them,” said Russ Angold, president of Ekso Labs and co-founder of Ekso Bionics. “Adding the Equipois product portfolio provides us with core technology to meet customer demand and immediately expands our customer reach from construction to industrial and manufacturing end-users as well.”

“It‘s exciting to see our technology go from helping people shoot movies to making peoples’ lives better on the job site by helping to reduce fatigue, protect from injuries and increase productivity”, said Garrett Brown, inventor of the Steadicam® camera stabilizer as well as the technology incorporated into the Equipois arms. “It’s wonderful to see Ekso Bionics bringing their exoskeleton technology into the industrial construction market for able-bodied workers, much as they’ve already done for patients in medical rehabilitation. I‘m excited to be a part of this new success.”

Building on their installed base of over 600 units, Equipois has entered into supply and reseller arrangements with Ekso Bionics under which it will continue to sell the zero G™ and X-Ar™ products to their current manufacturing customers while Ekso Bionics will expand gravity balancing arm technology into industrial construction programs for human augmentation solutions.

“We definitely see this as the whole being greater than the sum of the parts,” said John Allard, chief executive officer of the Allard Nazarian Group, the parent corporation of Equipois. “We are excited to be shareholders in such an innovative company that is taking human augmentation technology to the next level and into a market with such promising opportunity.”

About Ekso Bionics

Since 2005, Ekso Bionics has been pioneering the field of robotic exoskeletons, or wearable robots, to augment human strength, endurance and mobility. The company's first commercially available product called Ekso has helped thousands of people living with paralysis take millions of steps not otherwise possible. By designing and creating some of the most forward-thinking and innovative solutions for people looking to augment human capabilities, Ekso Bionics is helping people rethink current physical limitations and achieve the remarkable. Ekso Bionics is headquartered in Richmond, CA and is listed on the OTC QB under the symbol EKSO.  www.eksobionics.com

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of human exoskeletons, (ii) a projection of financial results, financial condition, capital expenditures, capital structure or other financial items, (iii) the Company's future financial performance and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain adequate financing to fund the Company's operations and necessary to develop or enhance our technology, the significant length of time and resources associated with the development of the Company's products, the Company's failure to achieve broad market acceptance of the Company's products, the failure of our sales and marketing organization or partners to market our products effectively, adverse results in future clinical studies of the Company's medical device products, the failure to obtain or maintain patent protection for the Company's technology, failure to obtain or maintain regulatory approval to market the Company's medical devices, lack of product diversification, existing or increased competition, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. To learn more about Ekso Bionics please visit us at www.eksobionics.com. The Company does not undertake to update these forward-looking statements.

# # #

CONTACT:

Media Contact:

Heidi Darling, Director of Marketing Communications

Phone: 510-984-1761 x317

E-mail: hdarling@eksobionics.com

Investor Contact:

Chad Rubin, Senior Vice President

Phone: 646-378-2947

E-mail: crubin@troutgroup.com